                                                                    EXHIBIT 3.47

                         CERTIFICATE OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF

                       TESORO TECHNOLOGY PARTNERS COMPANY


          Tesoro Technology Partners Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That by the written consent of all members of the Board of Directors of Tesoro Technology Partners Company, dated April 30, 2001, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors declares it advisable and proposed that Article 1 of the Certificate of Incorporation of Tesoro Technology Partners Company be amended so as to read in its entirety as follows:

          "The name of the Corporation is "Tesoro Technology Company."

          SECOND: That by written consent of the sole shareholder of said corporation dated April 30, 2001, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          In witness whereof, said Tesoro Technology Partners Company has caused this certificate to be signed by Bruce A. Smith, its President, and attested by James C. Reed, Jr., its Executive Vice President, General Counsel and Secretary, this 30th day of April, 2001.

ATTEST:                                      Tesoro Technology Partners Company

/s/ James C. Reed, Jr.                       /s/ Bruce A. Smith
----------------------------------           -----------------------------------
James C. Reed, Jr.                           Bruce A. Smith
Executive Vice President,                    President
General Counsel and Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EXECUCOMP CONSULTANTS, INC.

                    Execucomp Consultants, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                    FIRST: That by the written consent of all members of the Board of Directors of Execucomp Consultants, Inc., dated January 28, 1994, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

          RESOLVED,      that the Board of Directors declares it advisable and
                         proposes that Article 1 of the Certificate of Incorporation of Execucomp Consultants, Inc., be amended so as to read in its entirety as follows:

                         "The name of the Corporation is Tesoro Technology Partners Company."

                    SECOND: That by the written consent of the sole shareholder of said corporation dated January 28, 1994, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.

                    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

                    IN WITNESS WHEREOF, said Execucomp Consultants, Inc., has caused this certificate to be signed by Michael D. Burke, its President, and attested by James C. Reed, Jr., its Vice President, General Counsel and Secretary, this 28th day of January, 1994.


EXECUCOMP CONSULTANTS, INC.                    EXECUCOMP CONSULTANTS, INC.
CORPORATE SEAL
DELAWARE
                                               /s/ Michael D. Burke
                                               ---------------------------------
                                               Michael D. Burke
                                               President

ATTEST:


/s/ James C. Reed, Jr.
------------------------------------------
James C. Reed, Jr., Vice President,
General Counsel and Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                           Execucomp Consultants, Inc.


          1. The name of the corporation is:

                           Execucomp Consultants, Inc.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

          6. The name and mailing address of the incorporator is:

                                  V.A. Brookens
                                  Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of December, 1988.

                                  /s/ V.A. Brookens
                             ---------------------------------------------------
                                      V.A. Brookens